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                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                   SUPPLEMENTAL OPERATING SEGMENT INFORMATION
                              1999 CHANGE FROM 1998



                                                 FIRST QUARTER
                                                   % CHANGE
                                               SALES    OPER. (1)
                                              REVENUE   EARNINGS

             ====================================================

             SPECIALTY & PERFORMANCE
                  SEGMENT                       (8)%      (21)%

             ====================================================

             Products primarily included:
                  Specialty plastics            (7)%       --
                  Performance chemicals         (8)%       --
                  Fine chemicals               (16)%       --
                  Fibers                        (7)%       ++
                  Coatings, inks & resins       (3)%        -


             ====================================================

             CORE PLASTICS SEGMENT             (17)%      >(100)%

             ====================================================

             Products primarily included:
                  Container plastics           (17)%       --
                  Flexible plastics            (16)%       --


             ====================================================

             CHEMICAL INTERMEDIATES
                  SEGMENT                      (14)%      (37)%

             ====================================================


             ====================================================

             TOTAL EASTMAN                     (11)%      (47)%
             ====================================================


                 (1)   0 =   Change of approximately 0 - 2% (+ or -)
                       + =   Increase of approximately 2 - 10%
                      ++ =   Increase of greater than 10%
                       - =   Decrease of approximately 2 - 10%
                      -- =   Decrease of greater than 10%
                      Sm =   Negligible change in dollar amount
                      Nm =   Not meaningful


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